Exhibit 4(a)

FIFTH AMENDMENT OF
CONSTRUCTION LOAN AGREEMENT

          THIS FIFTH AMENDMENT OF CONSTRUCTION LOAN AGREEMENT (“Amendment”) is made this 31st day of May, 2011 by and among ONE EARTH ENERGY, LLC, an Illinois limited liability company (“BORROWER”), FIRST NATIONAL BANK OF OMAHA (“FNBO”), a national banking association headquartered in Omaha, Nebraska as a BANK and as administrative agent for the BANKS (in such capacity, the “ADMINISTRATIVE AGENT”), as accounts bank (in such capacity, the “ACCOUNTS BANK”) and as collateral agent for the BANKS (in such capacity, the “COLLATERAL AGENT”), and the BANKS party to the AGREEMENT. This Amendment amends that certain Construction Loan Agreement dated September 20, 2007 among the AGENT, BANKS and BORROWER (“AGREEMENT”).

          WHEREAS, pursuant to the AGREEMENT and the other LOAN DOCUMENTS, BANKS extended the LOANS and other financial accommodations and extensions of credit described in the AGREEMENT to BORROWER, all as more fully described in the AGREEMENT;

          WHEREAS, pursuant to that certain First Amendment of Construction Loan Agreement dated September 19, 2008, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended from September 19, 2008 to September 18, 2009, the Maintenance Building Land, Tucker Land, Wellsite Lease and Scott Lease were added as collateral for the LOANS and the MORTGAGE was amended accordingly, and the AGREEMENT was otherwise amended as provided for therein;

          WHEREAS, pursuant to that certain Second Amendment of Construction Loan Agreement dated January 30, 2009, the allocation of the TERM LOANS was modified by the addition of the FIXED RATE II TERM LOAN, provisions relating to the Ameren Agreement were added and the AGREEMENT was otherwise amended as provided for therein;

          WHEREAS, pursuant to that certain Third Amendment of Construction Loan Agreement dated September 18, 2009, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended to September 17, 2010, the interest rate and non-usage fee applicable to the REVOLVING LOAN was modified as provided for therein and the AGREEMENT was otherwise amended as provided for therein;

          WHEREAS, pursuant to that certain Fourth Amendment of Construction Loan Agreement dated June 1, 2010, the LOAN TERMINATION DATE of the REVOLVING LOAN was extended to May 31, 2011, the interest rate applicable to the LOANS was modified, the restrictions on CAPITAL EXPENDITURES for BORROWER’S 2010 fiscal year was modified, the amortization of the FIXED RATE LOAN was modified and the AGREEMENT was otherwise amended as provided for therein;

          WHEREAS, BORROWER has requested, and under the terms of this Amendment Banks have agreed, to extend the LOAN TERMINATION DATE of the REVOLVING LOAN from May 31, 2011 to May 30, 2012, to modify the interest rate applicable to the REVOLVING

LOAN, to modify the COMMITMENTS of the BANKS in the REVOLVING LOAN and to otherwise amend the AGREEMENT as provided for in this Amendment; and

          WHEREAS, the parties hereto agree to amend the AGREEMENT as provided for in this Amendment.

          NOW, THEREFORE, in consideration of the amendments of the AGREEMENT set forth below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the AGREEMENT as follows:

          1. Capitalized terms used herein shall have the meaning given to such terms in the AGREEMENT as amended in this Amendment, unless specifically defined herein.

          2. The definition of the term “INTEREST PERIOD” in Section 1.25 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

1.25 “INTEREST PERIOD” means for the FIXED RATE NOTES, FIXED RATE II NOTES, VARIABLE RATE NOTES and LONG TERM REVOLVING NOTES a period of three (3) months and for the REVOLVING NOTES a period of one (1) month; provided that no INTEREST PERIOD shall extend beyond the LOAN TERMINATION DATE applicable to such NOTE.

3. The definition of the term “LIBOR RATE” in Section 1.26 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

1.26 “LIBOR RATE” means, an independent index which is the London Interbank Offered Rate for U.S. Dollar deposits published in The Wall Street Journal as the Three (3) Month LIBOR RATE with respect to the FIXED RATE NOTES, FIXED RATE II NOTES, VARIABLE RATE NOTES and LONG TERM REVOLVING NOTES and as the One (1) Month LIBOR RATE with respect to the REVOLVING NOTES. The LIBOR RATE will be adjusted and determined without notice to BORROWER on the INTEREST RATE CHANGE DATE applicable to each LOAN as set forth in this AGREEMENT. If for any reason the LIBOR RATE published by The Wall Street Journal is no longer available and/or ADMINISTRATIVE AGENT is unable to determine the LIBOR RATE for any INTEREST RATE CHANGE DATE, ADMINISTRATIVE AGENT may, in its sole discretion, select an alternate source to determine the LIBOR RATE and will provide notice to BORROWER and each BANK of the source selected. The LIBOR RATE determined as set forth above shall be referred to herein as (the “Index”). The Index is not necessarily the lowest rate charged by ADMINISTRATIVE AGENT or any BANK on its loans. If the Index becomes unavailable during the term of the LOANS, ADMINISTRATIVE AGENT may designate a substitute index after notifying BORROWER and BANKS. ADMINISTRATIVE AGENT will tell BORROWER the current Index rate upon BORROWER’S request. The interest rate change will not occur more often than each month on the first (1st) calendar day of the applicable month with respect to the REVOLVING LOAN, and the interest rate change will not occur more often than each quarter on the eighth (8th) calendar day of the applicable quarter with respect to the TERM LOANS other than the FIXED RATE II LOAN and the last calendar day of the applicable quarter with respect to the FIXED RATE II LOAN. BORROWER understands that BANKS may make loans based on other rates as well. The Index currently is 0.254000% per annum.

          4. The definition of the term “LOAN TERMINATION DATE” in Section 1.28 of the AGREEMENT is hereby amended by deleting the reference to May 31, 2011 as the LOAN TERMINATION DATE applicable to the REVOLVING NOTES and inserting in lieu thereof May 30, 2012. Anywhere else in the AGREEMENT which refers to May 31, 2011 as the LOAN TERMINATION DATE of the REVOLVING NOTES is hereby amended consistent with the foregoing. To further evidence the extension of the LOAN TERMINATION DATE of the REVOLVING NOTES, BORROWER shall execute and deliver to each BANK with a REVOLVING LOAN COMMITMENT AMOUNT a FOURTH AMENDED AND RESTATED REVOLVING PROMISSORY NOTE and all references to the REVOLVING NOTES in the AGREEMENT and the other LOAN DOCUMENTS are hereby amended to refer to such FOURTH AMENDED AND RESTATED REVOLVING PROMISSORY NOTES.

5. Section 1 of the AGREEMENT is hereby amended to insert the following definition as new subsection 1.51:

1.51 “INTEREST CHANGE DATE” means, with respect to the REVOLVING LOAN, the first (1st) calendar day of each month on which the Index applicable to the REVOLVING LOAN will adjust to the One (1) Month LIBOR RATE which is published in The Wall Street Journal as the reported rate for the date that is two LONDON BANKING DAYS prior to each such INTEREST RATE CHANGE DATE; with respect to the TERM LOANS other than the FIXED RATE II TERM LOAN, the eighth calendar day of each quarter on which the Index applicable to the TERM LOANS other than the FIXED RATE II LOAN will adjust to the Three (3) Month LIBOR RATE which is published in The Wall Street Journal as the reported rate for the date that is two LONDON BANKING DAYS prior to each such INTEREST RATE CHANGE DATE and with respect to the FIXED RATE II TERM LOAN, the last calendar day of each quarter on which the Index applicable to the FIXED RATE II LOAN will adjust to the Three (3) Month LIBOR RATE which is published in The Wall Street Journal as the reported rate for the date that is two LONDON BANKING DAYS prior to each such INTEREST RATE CHANGE DATE.

6. Section 2.10 of the AGREEMENT is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.10 INTEREST ON THE REVOLVING NOTES. Prior to maturity and subject to the incentive pricing provisions contained in Section 2.15 of this AGREEMENT, interest on the REVOLVING NOTES shall accrue and be calculated using a rate of 2.8% over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 3.054% per annum based on a year of 360 days. Interest on the REVOLVING NOTES is computed on an actual/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under the REVOLVING NOTES is computed using this method. The principal balance of the REVOLVING NOTES will bear interest after maturity and after the occurrence and during the continuance of an EVENT OF DEFAULT at a variable per annum rate equal to the Index plus six percent (6%), but not to exceed the maximum rate allowed by law. Borrower will pay interest quarterly, in arrears, on the first calendar day of each quarter. Accrued and unpaid interest must also be paid on the LOAN TERMINATION DATE applicable to the REVOLVING LOAN, whether by acceleration or otherwise. The interest rate change will not occur more often than each quarter on the INTEREST RATE CHANGE DATE applicable to the REVOLVING LOAN.

          7. Deere Credit, Inc. is not renewing its COMMITMENT in the REVOLVING LOAN and FNBO is increasing its COMMITMENT in the REVOLVING LOAN by the amount of Deere Credit, Inc’s COMMITMENT in the REVOLVING LOAN. Exhibit H to the AGREEMENT is hereby deleted in its entirety and the Exhibit H attached to this Amendment is inserted in lieu thereof.

          8. Effective for BORROWER’S 2011 fiscal year only, Section 6.4.11 is hereby amended by deleting the reference to $1,000,000.00 as the maximum amount of BORROWER’S capital expenditures in BORROWER’S 2011 fiscal year and inserting in lieu thereof $4,500,000.00. Such increase will be used by BORROWER for the sole purpose of construction and installation of corn oil extraction equipment at the PROJECT. Commencing with BORROWER’S 2012 fiscal year, and for each fiscal year thereafter, BORROWER’S capital expenditures in any such fiscal year may not exceed $1,000,000.00 without the prior written consent of ADMINISTRATIVE AGENT as provided for in Section 6.4.11. BANKS approve BORROWER’S 2011 CAPEX BUDGET submitted pursuant to Section 6.1.12 of the AGREEMENT.

          9. This Amendment shall not be effective until the ADMINISTRATIVE AGENT shall have received each of the following (each in form and substance acceptable to the ADMINISTRATIVE AGENT) or the following conditions have been satisfied:

(a). This Amendment, duly executed by BORROWER and each BANK.

(b). The FOURTH AMENDED AND RESTATED REVOLVING PROMISSORY NOTES, duly executed by BORROWER.

(c). Such other matters as the ADMINISTRATIVE AGENT may reasonably require.

          10. Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the AGREEMENT and the other LOAN DOCUMENTS shall remain in full force and effect and are hereby ratified and affirmed by BORROWER. To the extent necessary, the other LOAN DOCUMENTS are hereby amended to be consistent with the terms of this Amendment.

          11. BORROWER certifies and reaffirms by its execution hereof that the representations and warranties set forth in the AGREEMENT and the other LOAN DOCUMENTS are true and complete as of this date, and that no EVENT OF DEFAULT under the AGREEMENT or any other LOAN DOCUMENT, and no event which, with the giving of notices or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of execution hereof. This Amendment may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

ONE EARTH ENERGY, LLC

By:	/s/ Steven Kelly
Title:	President

FIRST NATIONAL BANK OF OMAHA, in its capacity as a BANK, ADMINISTRATIVE AGENT, COLLATERAL AGENT and ACCOUNTS BANK

By:	/s/ Fallon Savage
Title:	Vice President

1st FARM CREDIT SERVICES, as a
BANK

By:	/s/ Dale Richardson

Title:	Vice President, Capital Markets

TRANSAMERICA LIFE
INSURANCE COMPANY, as a BANK

By:	/s/ Stephen Noonan

Title:	Vice President

CITIZENS FIRST NATIONAL BANK, as
a BANK

By:	/s/ Joseph K. Bates

Title:	Vice President-Agribusiness Banking

COBANK, as a BANK

By:	/s/ Brook Stomer

Title:	Relationship Manager

DEERE CREDIT, INC., as a BANK

By:	/s/ Mark A. Thompson

Title:	Vice President

FARM CREDIT SERVICES OF
AMERICA, as a BANK

By:	/s/ Kathryn Frahm

Title:	Vice President - Credit

M & I MARSHALL & ISLEY BANK, as a
BANK

By:	/s/ Carl Ruthrauff

Title:	Vice President

QUAD CITY BANK AND TRUST,
as a BANK

By:	/s/ Rebecca Skafidas

Title:	Vice President

EXHIBIT H

BANKS’ COMMITMENTS

BANK	CONSTRUCTION LOAN/TERM LOAN COMMITMENT AMOUNT	REVOLVING LOAN COMMITMENT AMOUNT	TOTAL COMMITMENT, CONSTRUCTION LOAN/ TERM LOANS AND REVOLVING LOANS

1st Farm Credit Services	$7,500,000.00	N/A	$7,500,000.00
Transamerica Occidental Life Insurance Company	$11,000,000.00	N/A	$11,000,000.00
Busey Bank	$5,000,000.00	N/A	$5,000,000.00
Capital Farm Credit	$3,000,000.00	N/A	$3,000,000.00
Citizens First National Bank	$9,000,000.00	$1,000,000.00	$10,000,000.00
CoBank	$4,550,000.00	$450,000.00	$5,000,000.00
Deere Credit, Inc.	$18,181,818.00	N/A	$18,181,818.00
Farm Credit Services of America	$8,000,000.00	N/A	$8,000,000.00
M & I Marshall & Ilsley Bank	$9,000,000.00	$1,000,000.00	$10,000,000.00
First National Bank of Omaha	$19,768,182.00	$7,550,000.00	$27,318,182.00
Quad City Bank and Trust	$5,000,000.00	N/A	$5,000,000.00

Totals	$100,000,000.00	$10,000,000.00	$110,000,000.00